UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
HOMELAND ENERGY SOLUTIONS, LLC
(Name of small business issuer in its charter)

Iowa State or jurisdiction of incorporation or organization	2860 Primary Standard Industrial Classification Code Number	20-3919356 I.R.S. Employer Identification No.
106 W. Main Street
Riceville, IA 50466
(641) 985-4025
(Address and telephone number of principal executive offices and principal place of business)
Stephen K. Eastman, President
106 W. Main Street
Riceville, IA 50466
(641) 985-4025
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of Communications to:
Valerie D. Bandstra
Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309-2510
(515) 242-2400
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF UNITS
     On July 21, 2006, the registrant filed a Registration Statement on Form SB-2 (File No. 333-135967), as amended by Pre-effective Amendment No. 1 filed on October 12, 2006, Pre-effective Amendment No. 2 filed on November 9, 2006, Pre-effective Amendment No. 3 filed on November 22, 2006, Pre-effective Amendment No. 4 filed November 30, 2006, covering 110,000 limited liability company units to be sold by certain officers and directors of the registrant (the “Registration Statement”). On November 30, 2006, the Securities and Exchange Commission declared the Registration Statement effective.
     Pursuant to the Registrant’s undertaking under Item 512(a)(3) of Regulation S-B in connection with the Registration Statement, the Registrant agreed to remove from registration, by means of a post-effective amendment, any of the units registered which remained unsold at the termination of the offering. The Registrant is requesting removal of 21,405 unsold units from registration as of November 30, 2007.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Post-Effective Amendment No. 1 to Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the city of Riceville, State of Iowa, on January 4, 2008.

HOMELAND ENERGY SOLUTIONS, LLC
Date: January 4, 2008	/s/ Stephen K. Eastman
Stephen K. Eastman
President (Principal Executive Officer)

Date: January 4, 2008	/s/ Bernard Retterath
Bernard Retterath
Treasurer and Director (Principal Financial and Accounting Officer)

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: January 4, 2008	/s/ Stephen K. Eastman
Stephen K. Eastman, President, Director
(Principal Executive Officer)

Date: January 4, 2008	/s/ Bernard Retterath
Bernard Retterath, Treasurer, Director
(Principal Financial and Accounting Officer)

Date: January 4, 2008	/s/ Pat Boyle
Pat Boyle, Vice President of Project
Development, Director

Date: January 4, 2008	/s/ Chad Kuhlers
Chad Kuhlers, Director

Date: January 4, 2008	/s/ Steven H. Core
Steven H. Core, Director

Date: January 4, 2008	/s/ Leslie M. Hansen
Leslie M. Hansen, Director